UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2024

CALUMET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42172	36-5098520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1060 N Capitol Ave

Suite 6-401

Indianapolis, Indiana 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CLMT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Exchange Offer

On November 25, 2024, Calumet Specialty Products Partners, L.P. (the “Partnership”) and Calumet Finance Corp. (“Finance Corp.” and, together with the Partnership, the “Issuers”), each of which is a subsidiary of Calumet, Inc. (the “Company”), completed their previously announced private exchange offer (the “Exchange Offer”) to certain eligible holders, pursuant to which $354,399,000 aggregate principal amount of the Issuers’ 11.00% Senior Notes due 2025 were validly tendered by and accepted for exchange from eligible holders for consideration of $354,399,000 aggregate principal amount of newly issued 11.00% Senior Notes due 2026 (the “New Notes”).

Indenture

The New Notes are governed by an Indenture, dated as of November 25, 2024 (the “Indenture”), entered into by the Issuers and certain guarantors named therein with Wilmington Trust, National Association, as trustee (the “Trustee”). The New Notes will mature on April 15, 2026. Interest on the New Notes is payable semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2025. The New Notes are guaranteed on a senior unsecured basis by the Company, Calumet GP, LLC, the general partner of the Partnership, and all of the Partnership’s existing subsidiaries (other than Finance Corp., the Partnership’s unrestricted subsidiaries, Montana Renewables Holdings LLC and Montana Renewables, LLC, and certain immaterial restricted subsidiaries).

The Issuers may on any one or more occasions redeem all or a part of the New Notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus any accrued and unpaid interest to the applicable redemption date on such New Notes, if redeemed during the periods indicated below:

Period	Percentage
On or prior to May 14, 2025	101.000%
May 15, 2025 and thereafter	100.000%

The Indenture contains covenants that, among other things, restrict the Partnership’s ability and the ability of certain of its subsidiaries to: (i) incur, assume or guarantee additional indebtedness or issue preferred securities; (ii) create liens to secure indebtedness; (iii) pay dividends on equity securities, repurchase equity securities or redeem subordinated indebtedness; (iv) make investments; (v) restrict dividends, loans or other asset transfers from its restricted subsidiaries; (vi) consolidate with or merge with or into, or sell substantially all of its properties to, another person; (vii) sell or otherwise dispose of assets, including equity interests in subsidiaries; and (viii) enter into transactions with affiliates. These covenants are subject to certain exceptions and qualifications. However, at any time when the New Notes are rated investment grade by either of Moody’s Investors Service, Inc. or S&P Global Ratings and no Default or Event of Default, each as defined in the Indenture, has occurred and is continuing, many of these covenants will be suspended.

Upon the occurrence of certain change of control events, as described in the Indenture, each holder of the New Notes will have the right to require that the Partnership repurchase all or a portion of such holder’s New Notes in cash at a purchase price equal to 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest to the date of repurchase.

The foregoing description of the Indenture is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On November 22, 2024, the Company announced the expiration and final results of the Exchange Offer. On November 25, 2024, the Company announced the settlement of the Exchange Offer. A copy of the press release announcing the expiration and final results of the Exchange Offer and a copy of the press release announcing the settlement of the Exchange Offer are filed as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K, respectively, and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Title or Description

4.1	Indenture, dated as of November 25, 2024, by and among the Issuers, the guarantors party thereto and Wilmington Trust, National Association, as trustee.

4.2	Form of 11.00% Senior Note due 2026 (included in Exhibit 4.1).

99.1	Press Release, dated November 22, 2024.

99.2	Press Release, dated November 25, 2024.

104	Cover Page Interactive Data File- the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET, INC.

Date: November 25, 2024	By:	/s/ David Lunin
	Name:	David Lunin
	Title:	Executive Vice President and Chief Financial Officer